Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of
November 27, 2019, between Exactus, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereto (including each successors and assigns, the “Purchaser” or in the aggregate, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, desire to purchase from the Company, Securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Transaction Documents (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(ii).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Federal Reserve Bank of New York is not open for business.

“Closing” means, as applicable, the closing that occurs on the Initial Closing Date, Second Closing Date and Third Closing Date of the purchase and sale of the Securities pursuant to Section 2.2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the applicable Closing (i.e., the Initial Closing, Second Closing or Third Closing), and all conditions precedent to (i) each Purchaser’s obligation to pay the Subscription Amount as to the applicable Closing and (ii) the Company’s obligations to deliver the Securities as to the applicable Closing have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Covered Person” shall have the meaning ascribed to such term in Section 3.1(qq).

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Disqualification Events” shall have the meaning ascribed to such term in Section 3.1(qq).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (i) Common Stock by the Company pursuant to the terms and conditions of this Agreement, (ii) the issuance of (a) Conversion Shares upon conversion of the Notes or any other Notes issued under this Agreement in accordance with the terms of such Notes, which for the avoidance of doubt, includes any adjustment to the conversion price prior to conversion hereof or thereof, and (b) Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, which for the avoidance of doubt, includes any adjustment to the Exercise Price prior to exercise thereof, (iii) the issue of shares of Common Stock or options to employees, officers, directors, consultants, advisors or contractors of the Company pursuant to any stock or option plan duly adopted for any such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, provided, in no event shall the aggregate amount of such issuances to employees, officers, directors, consultants, advisors or contractors of the Company during the period commencing on the Closing Date and ending on the date no Notes are outstanding, exceed five percent (5%) of the outstanding shares of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the Closing Date), (iv) issuance of securities in connection with strategic license agreements, mergers, acquisitions, purchases or leases of assets and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital and (v) the issuance of Common Stock upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date of this Agreement and disclosed in filings of the Company with the Commission prior to the date of this Agreement, provided that such Common Stock Equivalents have not been amended since the date of this Agreement to increase the number of such Common Stock Equivalents or shares of Common Stock issuable upon the exercise or exchange of or conversion of such Common Stock Equivalents, or to decrease the Exercise Price, exchange price or conversion price of such Common Stock Equivalents (other than Common Stock Equivalents issued and outstanding on the date of this Agreement, subject to exchange prices or conversion prices adjustable pursuant to anti-dilution protection or in connection with stock splits or combinations) or to extend the term of such Common Stock Equivalents.

“Exercise Price” shall have the meaning ascribed to such term in the Warrants.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(ii).

“Fixed Conversion Price” shall have the meaning ascribed to such term in the Notes.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP.

“Initial Closing” shall mean the date of execution of this Agreement.

“Initial Closing Date” shall mean the date of the Initial Closing.

“Initial Notes” shall have the meaning ascribed to such term in Section 2.1(a).

“Initial Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(a).

“Initial Warrants” shall have the meaning ascribed to such term in Section 2.1(a).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement required to be delivered pursuant to Section 2.3 of this Agreement, in the form attached hereto as Exhibit C-1.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permit” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(nn).

“Notes” means the 8% Senior Secured Convertible Notes due, subject to the terms therein, Twelve (12) months from the date of issuance, issued by the Company to the Purchaser hereunder, in the form of Exhibit A attached hereto, and shall include the Initial Notes, Second Notes and the Third Notes.

“Perfection Certificate” means the Perfection Certificate , in the form of Exhibit F attached hereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to the Purchaser, the amount set forth below the Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal the Purchaser’s Subscription Amount.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prohibited Short Sales” shall have the meaning ascribed to such term in Section 4.12.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Registration Rights Agreement” means the Registration Rights Agreement , in the form of Exhibit B attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, (i) 300% of the maximum aggregate number of shares of Common Stock (including all Conversion Shares) then issued or potentially issuable in the future. upon conversion in full of the Notes, and (ii) 100% of the maximum aggregate number of shares of Common Stock (including all Warrant Shares), then issued or potentially issuable upon exercise in full of the Warrants or otherwise in any Transaction Document, ignoring any conversion or exercise limits set forth in the Notes and the Warrants, and assuming (a) no conversions or redemptions of any principal amount of and/or any other payments due under the Notes from the Original Issue Date (as defined in the Notes) through the Trading Day immediately preceding the Maturity Date (as defined in the Notes), (b) no exercise of the Warrants until the Trading Day immediately preceding the Termination Date (as defined in the Warrants), (c) on the Maturity Date and Termination Date, the Notes are fully converted and the Warrants are fully exercised, respectively, and (d) (A) the Notes convert into Common Stock at the Amortization Conversion Rate (as defined in the Notes) as of a determination date, and (B) the Warrants exercise into Warrant Shares at the Exercise Price (as defined in the Warrants) as of any determination date.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Second Closing” means the third Business Day after the date of the filing of a registration statement on Form S-1 (or another appropriate form in accordance with the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement.

“Second Closing Date” shall mean the date of the Second Closing.

“Second Notes” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Warrants” shall have the meaning ascribed to such term in Section 2.1(b).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, the Conversion Shares, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement dated on or about the date hereof by and among the Company, the direct and indirect Subsidiaries of the Company , and the Purchaser as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which all Liabilities and Indebtedness of the Company to the Purchaser under the Transaction Documents are secured by the Collateral which security interest in the Collateral shall be perfected by the Lenders UCC-1, filed with the Secretary of State of the State of Nevada, to the extent perfectable by the filing of a UCC-1 Financing Statement, or if applicable, a UCC-3 Financing Statement Amendment and such other documents and instruments related thereto, which Security Agreement is annexed hereto as Exhibit C.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Solicitor” shall have the meaning ascribed to such term in Section 3.1(qq).

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Notes purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, and shall include the Initial Subscription Amount, the Second Subscription Amount and the Third Subscription Amount.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means that certain Subsidiary Guarantee required to be delivered pursuant to Section 2.3 of this Agreement, in the form attached hereto as Exhibit C-2.

“Third Closing” means the date on which the date the registration statement on Form S-1 (or another appropriate form in accordance with the Registration Rights Agreement) filed in accordance with the terms of the Registration Rights Agreement is declared effective.

“Third Closing Date” shall mean the date of the Third Closing.

“Third Notes” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Warrants” shall have the meaning ascribed to such term in Section 2.1(c).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTCQX and OTCQB.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, the Intellectual Property Security Agreement, the Registration Rights Agreement, the Subsidiary Guarantees, the Perfection Certificate, the Transfer Agent Instruction Letter, all other security related instruments, agreements, documents and filings and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means, V Stock Transfer, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598 and a phone number of _(212) 828-8436, attention: Yoel Goldfeder, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents, in the form of Exhibit D attached hereto.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.11(a).

“Warrants” means the warrants to purchase 275,612 shares of Common Stock in the form attached as Exhibit E to this Agreement, and shall include the Initial Warrants, Second Warrants and Third Warrants.

“Warrant Shares” shall have the meaning ascribed to such term in the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Purchase. (a) On the Initial Closing Date, subject to Section 2.2 and upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the applicable parties hereto, the Purchasers for such amount set forth opposite each such Purchaser’s name in column (3) of the Initial Closing Date Schedule of Purchasers will purchase, severally and not jointly, an aggregate of Seven Hundred Fifty Thousand Dollars ($750,000) in Subscription Amount (the “Initial Subscription Amount”) corresponding to an aggregate of Eight Hundred and Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($833,333.33) in Principal Amount of Notes (the “Initial Notes”) and Warrants to purchase 275,612 Warrant Shares (the “Initial Warrants”).

(b)           On the Second Closing Date, subject to Section 2.2 and upon the terms and subject to the conditions set forth herein and provided that no Event of Defaults under any Note exists, the Purchasers for such amount set forth opposite each such Purchaser’s name in column (3) of the Second Closing Date Schedule of Purchasers will purchase, severally and not jointly, an aggregate of Two Hundred Fifty Thousand Dollars ($250,000.00) in Subscription Amount (the “Second Subscription Amount”) corresponding to an aggregate of Two Hundred and Seventy Seven Thousand Seven Hundred Seventy Seven and 77/100 Dollars ($277,777.77) in Principal Amount of Notes (the “Second Notes”) and Warrants to purchase 91,871 Warrant Shares (the “Second Warrants”).

(c)           On the Third Closing Date, subject to Section 2.2 and upon the terms and subject to the conditions set forth herein and provided that no Event of Defaults under any Note exists, the Purchasers for such amount set forth opposite each such Purchaser’s name in column (3) of the Third Closing Date Schedule of Purchasers will purchase, severally and not jointly, an aggregate of Seven Hundred Fifty Thousand Dollars ($750,000) in Subscription Amount (the “Third Subscription Amount”) corresponding to an aggregate of Eight Hundred and Thirty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($833,333.33) in Principal Amount of Notes (the “Third Notes”) and Warrants to purchase 275,612 Warrant Shares (the “Third Warrants”).

2.2           Closing. On each Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the applicable parties hereto, the Company agrees to sell, and each Purchaser, agrees to purchase, such Purchaser’s Closing Subscription Amount as set forth on the signature page hereto executed by such Purchaser. At the closing (i) on the Initial Closing Date, each such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available funds equal to such Purchaser’s Initial Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to such Purchaser the Initial Notes and Initial Warrants, as determined pursuant to Section 2.3(a), and the Company and such Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing; (ii) on the Second Closing Date, each such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available funds equal to such Purchaser’s Second Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to such Purchaser the Second Notes and Second Warrants, as determined pursuant to Section 2.3(a), and the Company and such Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing; and (iii) on the Third Closing Date, each such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available funds equal to such Purchaser’s Third Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to such Purchaser the Third Notes and Third Warrants, as determined pursuant to Section 2.3(a), and the Company and such Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing . Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for the Closing, the Closing may by agreement be undertaken remotely by electronic exchange of Closing documentation.

2.3            Deliveries.

(a)           On or prior to each Closing Date (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following(items (i),(ii) and (vi)(vii)(viii)and (x) to be delivered only with respect to the closing on the Initial Closing Date):

(i) this Agreement duly executed by the Company;

(ii) the Registration Rights Agreement duly executed by the Company;

(iii)
a Note (the Initial Note on the Initial Closing Date, the Second Note on the Second Closing Date and the Third Note on the Third Closing Date) with the applicable Principal Amount equal to the respective amounts set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers, registered in the name of the Purchaser;

(iv)
such aggregate number of Warrants (the Initial Warrants on the Initial Closing Date, the Second Warrants on the Second Closing Date and the Third Warrants on the Third Closing Date) as is set forth across from such Purchaser’s name in column (4) of the Schedule of Purchasers being purchased by such Purchaser at the Closing pursuant to this Agreement.

(v)
a form of opinion from Company counsel in form and substance satisfactory to Purchaser;

(vi)
the Security Agreement, duly executed by the Company and UCC-1s;

(vii)
the Intellectual Property Security Agreement and Subsidiary Guarantee, each duly executed by the Company and each Subsidiary of the Company, as applicable;

(viii)
if and as applicable, UCC-3 filings terminating all UCC-1 financing statements other than the UCC financing statement that references the Purchaser as the secured parties;

(ix)
perfection certificate executed by the Company, which has been previously provided to Purchaser;

(x)
the Subsidiary Guarantee executed by each Subsidiary and Intellectual Property Security Agreement, each duly executed by the Purchaser and each Subsidiary; and

(xi)
an officer’s certificate in form and substance satisfactory to the Purchaser;

(xii)
a secretary’s certificate in form and substance satisfactory to the Purchaser, including a Certified copy of the Certificate of Incorporation, Certificate of Designation all as certified by the Secretary of State of the State of Nevada; and

(xiii)
the Transfer Agent Instruction Letter duly executed by the Company and the Transfer Agent.

(b)           On or prior to each Closing Date unless otherwise indicated, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following (items (i), (iii) and (iv) to be delivered only with respect to the Initial Closing):

(i)
this Agreement duly executed by the Purchaser;

(ii)
the Purchaser’s Subscription Amount as to the Closing by wire transfer to the account specified in writing by the Company;

(iii)
the Security Agreement, duly executed by the Purchaser; and

(iv)
the Registration Rights Agreement duly executed by the Purchaser .

2.4            Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)
the accuracy in all material respects as at each Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)
all obligations, covenants and agreements of the Purchaser required to be performed at or prior to each Closing Date shall have been performed; and

(iii)
the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)           The respective obligations of each Purchaser hereunder in connection with each the Closing are subject to the following conditions being met:

(i)
the accuracy in all material respects when made as to each Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)
all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)
the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv)
there is no existing Event of Default (as defined in the Notes) and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(v)
there is no breach of an obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(vi)
there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vii)
from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(viii)
the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares or Warrant Shares and any other shares of Common Stock issuable under the Notes or the Warrants;

(ix)
the Company has filed with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), including, without limitation, any reports that the Commission requires the Company to amend and/or re-submit; and

(x)
the Company has satisfied any other material conditions contained herein or the other Transaction Documents, including, without limitation those set forth in Section 2.3 herein.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company (which for purposes of this Section means the Company and all of its Subsidiaries) hereby makes the following representations and warranties to the Purchaser as of each Closing Date:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all or a majority of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Notes and Warrants are duly authorized and their issuance has been authorized , when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer and the security interest provided for in the Transaction Documents. The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 3.1(d): (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except Liens in favor of the Purchaser) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 4.3 and 4.14 of this Agreement; and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares and Warrant Shares at least equal to 100% of the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued capital stock since its most recently filed periodic report under the Exchange Act except as set forth on Schedule 3.1(g), except the issuance of shares of Common Stock to employees pursuant to the Company’s incentive plans and except pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents as set forth on Schedule 3.1(g). There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth on Schedule 3.1(g). The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities except as set forth on Schedule 3.1(g). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any Subsidiary. There are no (i) outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing material Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (ii) financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iii) agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (iv) outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Reports which are not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Purchasers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company’s bylaws, as amended and as in effect on the date hereof.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof in a timely manner, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and except as set forth in Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable federal securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(j), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and foreign laws and regulations known to it relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary, except as set forth on Schedule 3.1(l): (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future. Since 2013, (i) the Common Stock has been listed or designated for quotation on the Trading Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Trading Market, and (iii) the Company has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth in Schedule 3.1(n) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses as presently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). As used herein, the businesses of the Company and Subsidiaries as presently conducted means the business of hemp and hemp derived CBD. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights except as disclosed in Schedule 3.1(o). The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(p), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits.

(q) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”) and determined that such controls and procedures were ineffective. The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(r) Certain Fees. Other than as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights. Other than pursuant to this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Other than as set forth on Schedule 3.1(v), the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

(bb) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(bb) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(cc) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ff) Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in its SEC Reports, except for the absence of which would not reasonably be expected to result in a Material Adverse Effect. The Company believes that the transaction of its business, including sales of its hemp-derived products are in compliance with all applicable regulations since all of its products that contain hemp, contain less than 0.3% THC content and are sold only in states in the United States that have not prohibited the sale of hemp products. No regulatory authority has indicated that it will prohibit the trading of the Company’s securities based upon its sale of CBD products nor will the Purchaser be prohibited from depositing, clearing or settling the Conversion Shares or Warrant Shares, including through DTC or otherwise, on account of the Company’s sale of CBD products or transaction of its business.

(kk) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(ll) Indebtedness. The Company on the date hereof, has no Indebtedness other than as set forth in Schedule 3.1(n). As of the Closing Date, except for the senior Indebtedness as set forth and identified in Schedule 3.1(n), no Indebtedness or other claim against the Company is senior to or pari passu with the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than Indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby). Neither the Company nor any of its (i) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (ii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement.

(mm) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. and that no Purchaser is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an Affiliate of the Company or any of its Subsidiaries, or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(nn) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any Subsidiary.

(pp) Shell Company Status. The Company is not presently and has not been an issuer identified as a “Shell Company” except as set forth in Schedule 3.1(pp).

(qq) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 10% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(rr) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchasers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.2            Representations and Warranties of the Purchaser. Each Purchaser, individually for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Purchaser understands that any transfer of the Securities will be made only in compliance with the Securities Act and applicable state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Notes or exercise the Warrants it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser acknowledges that it must bear the economic risk of an investment in the Securities for an indefinite period of time because, among other things, the Securities have not been registered under the Securities Act, and, therefore, cannot be sold, transferred, pledged, or otherwise disposed of unless they are subsequently registered under the Securities Act and the applicable state securities laws or the Purchaser delivers an opinion of counsel to the Company (in reasonably acceptable form and substance to the Company) that an exemption from such registration is available).

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Access to Information. In order to adequately evaluate the merits and risks of an investment in the Company, the Purchaser has had an opportunity to (i) ask questions and receive answers from the Company and its representatives concerning the Company and the Purchaser’s investment therein, and (ii) obtain any additional information which the Purchaser has requested with respect to the Company and the Purchaser’s investment therein.

(g) No Government Approval. The Purchaser understands that no federal or state governmental agency has passed upon or will pass upon the Securities or has made or will make any finding or determination as to the fairness of investment in the Securities.

(h) Agreement. The Purchaser has been furnished and has read, understands and is fully familiar with, this Agreement and the Transaction Documents, which will govern the Securities.

(i) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1
Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Conversion Shares or the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144; (iii) if such Conversion Shares or the Warrant Shares are eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of a Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, counsel selected by the Purchaser) to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Purchaser and its broker). If all or any portion of any Note or Warrant is converted or exercise, respectively, at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, respectively, or if such Conversion Shares or Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares or the Warrant Shares, as applicable, issued with a restrictive legend (such third (3rd) Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to issue and deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for the Conversion Shares or the Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is issued without a legend. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2            Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares or Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information; Public Information.

(a) The Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two (2%) percent of the aggregate Subscription Amount of the Purchaser’s Securities that continue to be held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Conversion Shares or Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5            Conversion and Exercise Procedures. The form of Notice of Conversion or Notice of Exercise included in any Note or Warrant, respectively, sets forth the totality of the procedures required of the Purchaser in order to convert such Note or exercise such Warrant. Without limiting the preceding sentences, no ink-original Notice of Conversion or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Notes or exercise the Warrants, respectively. No additional legal opinion, other information or Notice of Exercise instructions shall be required of the Purchaser to convert such Note or exercise such Warrant, respectively. The Company shall honor conversions of any Note or exercise of any Warrant, and shall deliver Conversion Shares or Warrant Shares, respectively, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6            Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.7            Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any of its subsidiaries, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8            Use of Proceeds. The Company shall use the net proceeds as set forth in Schedule 4.8.

4.9            Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchaser and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10            Reservation and Listing of Securities and SEC Filings.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s Articles of Incorporation to increase the number of authorized but unissued shares of Common Stock to at 100% of the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.11            Subsequent Equity Sales.

(a) For so long as any of the Notes remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, Exercise Price or exchange rate or other price that varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the trading price or quotations for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may be subject to a “put” wherein a third party may require the Company to issue securities at a future determined price.

(b) The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.12            Certain Transactions and Certain Acknowledgements and Obligations of the Company. Each Purchaser, severally and not jointly, covenants and agrees, so long as such Purchaser holds any Notes, that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Company’s Common Stock) during the period commencing with the execution of this Agreement and ending on the earlier Maturity Date (as defined in the Notes) of the Notes or the full repayment or conversion of the Notes of such Purchaser; provided that this provision shall not prohibit any sales made where a corresponding Notice of Conversion or Notice of Exercise, as applicable, is tendered to the Company and the shares received upon such conversion or exercise are used to close out such sale (a “Prohibited Short Sale”). Notwithstanding the foregoing, solely with respect to any Purchaser that has acquired securities from the Company pursuant to a prior securities purchase agreement (collectively, the “Prior Securities”), such Purchaser shall not be deemed to have consummated any Prohibited Short Sales at any given time of determination. So long as any of the Securities covered by the Transaction Documents shall remain outstanding:

(a)            the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall meet the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question, (b) the Company shares of common stock must be DWAC Eligible and not subject to a “DTC chill”, (c) the Conversion Shares or Warrant Shares, as applicable, shall be deemed “freely tradeable” shares (for the purposes of this sub-section, “freely tradeable” shares shall mean that such shares are eligible for resale pursuant to Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the Commission pursuant to the Securities Act or such shares are the subject of a then effective registration statement) after the applicable holding period for purpose of Rule 144 or effectiveness of a registration statement under the Securities Act, and (d) the Common Stock is trading on any Trading Market (subject to any volume restrictions set forth in the Note) and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on any Trading Market (and the Company believes, in good faith, that trading of the Common Stock on any Trading Market will continue uninterrupted for the foreseeable future), (e) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (f) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information..

4.13           Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the Initial Closing Date and execution by the Company and Purchasers of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with any registration statement contemplated by this Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b). Notwithstanding anything in any Transaction Document to the contrary, to the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser's consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information except as otherwise provided under Applicable Law.

4.15           Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Initial Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

ARTICLE V
MISCELLANEOUS

5.1           Termination. This Agreement may be terminated by the Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before December 1, 2019; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any Notice of Conversion or Notice of Exercise delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of the Conversion Shares or Warrant Shares to the Purchaser. Notwithstanding the foregoing, the firm of Gracin & Marlow, LLP, counsel to the Purchasers shall be entitled to receive out of the proceeds distributed at the Closing its actual attorneys’ fees and the Purchasers shall be entitled to withheld from the proceeds distributed at the Closing their due diligence fees, minus the $15,000 deposit (or such lesser amount) it received from the Company.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 12:00 p.m. (New York City time) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day; (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 50.1% in interest of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes or all holders of the Warrants (as the case may be). From the date hereof and while any Notes or Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Purchaser or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Purchaser or holder of Notes or Warrants in a manner that is more favorable than to other similarly situated Purchasers or holders of Notes or Warrants, as applicable, or (ii) to treat any Purchaser(s) or holder(s) of Notes or Warrants in a manner that is less favorable than the Purchaser or holder of Notes or Warrants that is paying such consideration; provided, however, that the determination of whether a Purchaser has been treated more or less favorably than another Purchaser shall disregard any other securities of the Company purchased or sold by any Purchaser. The Company has not, directly or indirectly, made any agreements with any Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion or exercise of any Note or Warrant, respectively, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice concurrently with the return to the Purchaser of the aggregate Exercise Price paid to the Company for such shares.

5.14           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16           Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17           Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18           Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EXACTUS, INC.	Address for Notice: 80 NE 4th Avenue, Suite 28 Delray Beach, FL 33483
By: /s/ Emiliano Aloi Name: Emiliano Aloi Title: President & CEO	Fax: _____________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO EXACTUS, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: 3i, LP

Signature of Authorized Signatory of Purchaser:
/s/ Maier Tarlow

Name of Authorized Signatory:
/s/ Maier Tarlow
Title of Authorized Signatory:
Authorized Signor
Email Address of Authorized Signatory:
____________________________________
Facsimile Number of Authorized Signatory:
____________________________________

Address for Notice to Purchaser:

#####
#####
#####

Closing Principal Amount:
$833,333.33

Closing Subscription Amount:
$750,000.00

EIN Number: #####

SCHEDULE 3.1(j)

LEGAL MATTERS

Krassen Matter:

In July 2018 Exactus received notice of the expiration and termination of a license agreement dated January 19, 2016 acquired through the Share Exchange by our subsidiary Exactus BioSolutions, Inc that the Company recognized as an intangible asset from Digital Diagnostics, Inc. (“Digital Diagnostics”) related to our FibriLyzer and MatriLyzer technologies.  In addition, on December 14, 2018 we received a letter from KD Innovation, Ltd. (“KDI”) and Dr. Krassen Dimitrov, our former director seeking payment for alleged past due consulting fees from June 2017 through November 2018 pursuant to a Consulting Agreement dated January 20, 2016.  On January 23, 2019, Digital Diagnostics, made a demand for compensation against the Company in connection with an alleged breach of a License Agreement. Under the terms of these agreements, the parties are required to arbitrate claims.  Although we dispute the material allegations made by Digital Diagnostics and KDI, if such actions were successful damages could be awarded against us.

On December 14, 2018, the Company received a termination and demand notice from KD Innovation, Ltd, an entity 100% owned by a former Board member, in connection with a consulting agreement KDI entered into with the Company’s subsidiary, Exactus Biosolutions, Inc., on or about January 20, 2016. No lawsuit has been filed; however, in the event a lawsuit is filed, the Company intends to vigorously contest the matter.

Gilbert Matter:

Jonathan R. Gilbert v. Exactus Inc.:  On September 25, 2019, Jonathan Gilbert served a Complaint on the Company in the courts of Nassau County, New York. The Company promptly filed a Notice of Removal based on jurisdictional claims for lack of personal jurisdiction and diversity. Mr. Gilbert is a former director of the Company and is seeking relief based upon the alleged issuance of certain Stock Options granted to him. The Company denies the Stock Option Agreement was properly authorized, and if authorized the Stock Options were not vested and were forfeited by the terms of the Stock Option Award Agreement and the 2019 Equity Incentive Plan of the Company. The Company intends to vigorously defend the allegations as it believes the claims of Mr. Gilbert are completely without merit.

SCHEDULE OF PURCHASERS

Initial Closing Date Schedule of Purchasers [to be provided]

(1)	(2)	(3)	(4)
Purchaser	Principal Amount of Initial Notes	Initial Subscription Amount	Initial Warrants

3i, LP	$833,333,33	$750,000

Second Closing Date Schedule of Purchasers [to be provided]

(1)	(2)	(3)	(4)
Purchaser	Principal Amount of Second Notes	Second Subscription Amount	Second Warrants

3i, LP	$277,777.77	$250,000

Third Closing Date Schedule of Purchasers [to be provided]

(1)	(2)	(3)	(4)
Purchaser	Principal Amount of Third Notes	Third Subscription Amount	Third Warrants

3i, LP	$833,333.33	$750,000

EXHIBIT A

Form of Senior Secured Convertible Note

EXHIBIT B

Registration Rights Agreement

EXHIBIT C

Form of Security Agreement

EXHIBIT C-1

Intellectual Property Security Agreement

EXHIBIT C-2

Form of Subsidiary Guarantee

EXHIBIT D

Form of Transfer Agent Instruction Letter

EXHIBIT E

Form of Warrant

EXHIBIT F

Perfection Certificate

DISCLOSURE SCHEDULES

(Securities Purchase Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Securities Purchase Agreement, dated as of November 27, 2019 (the “Agreement”), by and between Exactus, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature pages